Exhibit 99.5

PFIZER INC.

Offer to Exchange up to 400,985,000 Shares of Class A Common Stock of

ZOETIS INC.

Which are Owned by Pfizer Inc.

For Shares of Common Stock of

PFIZER INC.

Pursuant to the Prospectus dated May 22, 2013

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 19, 2013, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF PFIZER COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

To Our Clients:

Enclosed for your consideration are the prospectus dated May 22, 2013 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, for tendering shares of Pfizer Inc. (“Pfizer”) common stock, par value $0.05 per share (“Pfizer common stock”), which collectively constitute the offer by Pfizer to exchange up to 400,985,000 shares of Zoetis Inc. (“Zoetis”) Class A common stock, par value $0.01 per share (“Zoetis common stock”), which are owned by Pfizer.

We are the holder of record (directly or indirectly) of shares of Pfizer common stock held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Pfizer common stock held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the shares of Pfizer common stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus.

Your attention is directed to the following:

1. Pfizer is offering to exchange up to 400,985,000 shares of Zoetis common stock which are owned by Pfizer for shares of Pfizer common stock that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. If the offer is oversubscribed, tendered shares of Pfizer common stock will be accepted on a pro rata basis, in proportion to the number of shares tendered, except as described in the Prospectus. For each $100 of Pfizer common stock accepted in the exchange offer, you will receive approximately $107.52 of shares of Zoetis common stock, based on the Average Pfizer Price and the Average Zoetis Price, subject to an upper limit of 0.9898 shares of Zoetis common stock per share of Pfizer common stock. See “The Exchange Offer—Terms of the Exchange Offer.” IF THE UPPER LIMIT IS IN EFFECT, YOU WILL RECEIVE LESS THAN $107.52 OF SHARES OF ZOETIS COMMON STOCK FOR EACH $100 OF PFIZER COMMON STOCK THAT YOU TENDER, AND YOU COULD RECEIVE MUCH LESS.

The “Average Pfizer Price” and the “Average Zoetis Price” will be determined by reference to the simple arithmetic average of the daily volume-weighted average prices (“VWAPs”) of shares of Pfizer common stock and Zoetis common stock, respectively, on the New York Stock Exchange (the “NYSE”) during the three consecutive trading days (currently expected to be June 17, 18 and 19, 2013) ending on and including the expiration date of the exchange offer (currently expected to be June 19, 2013). The daily VWAPs for shares of Pfizer common stock and Zoetis common stock, as the case may be, will be the VWAP per share of that stock on the NYSE during the period beginning at 9:30 a.m., New York City time (or such other time as is the official open of trading on the NYSE), and ending at 4:00 p.m., New York City time (or such other time as is the official close of trading on the NYSE), except that such data will only take into account adjustments made to reported trades included by 4:10 p.m., New York City time.

Neither Pfizer nor Zoetis will indemnify any individual stockholder for any taxes that may be incurred in connection with the exchange offer.

2. Upon the terms and subject to the conditions set forth in the Prospectus, tendering stockholders whose shares of Pfizer common stock are accepted by Pfizer pursuant to the exchange offer will receive Zoetis common stock (or cash in lieu of fractional shares).

3. Pfizer’s obligation to exchange shares of Zoetis common stock for shares of Pfizer common stock is subject to certain conditions, as described in the Prospectus, which you should read carefully and in its entirety.

4. Shares of Pfizer common stock tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration of the exchange offer and, unless Pfizer has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once Pfizer accepts shares of Pfizer common stock pursuant to the exchange offer, your tender is irrevocable.

5. Tendering stockholders who fail to complete and sign the Form W-9 provided in the Letter of Transmittal or submit a complete IRS Form W-8BEN, as applicable, may be subject to required U.S. federal backup withholding applicable to the gross cash proceeds payable to such stockholder or other payee pursuant to the exchange offer.

The exchange offer is made solely by means of the Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Pfizer common stock in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented does not extend to you.

If you wish to have us tender any or all of your shares of Pfizer common stock, please complete, sign, detach and return to us the instruction form on the reverse side of this letter. An envelope to return to us your instruction form is enclosed. If you authorize the tender of your shares of Pfizer common stock, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration date of the exchange offer.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 19, 2013, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

Instructions with Respect to

PFIZER INC.

Offer to Exchange up to 400,985,000 Shares of Class A Common Stock of

ZOETIS INC.

which are owned by Pfizer Inc.

for Shares of Common Stock of

PFIZER INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus dated May 22, 2013 (the “Prospectus”) and the related Letter of Transmittal in connection with the offer by Pfizer Inc. (“Pfizer”) to exchange up to 400,985,000 shares of Zoetis Inc. (“Zoetis”) Class A common stock, par value $0.01 per share (“Zoetis common stock”), which are owned by Pfizer for Pfizer common stock, par value $0.05 per share (“Pfizer common stock”).

This instructs you to tender the number of shares of Pfizer common stock indicated below (or if no number is indicated below, all shares of Pfizer common stock held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.

Account Number:

Number of shares of Pfizer common stock to be tendered*:

ODD-LOTS
☐ By checking this box, I represent that I own beneficially less than 100 shares of Pfizer common stock and am tendering all my shares of Pfizer common stock.

Dated: , 2013

Signature(s)

Please type or print your name(s) here

Please type or print address

Area Code and Telephone Number

Tax Identification or Social Security Number(s)

*	Unless otherwise indicated, it will be assumed that all shares of Pfizer common stock we hold for your account are to be tendered.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, THE INFORMATION AGENT, ANY OF THE DEALER-MANAGERS, ZOETIS INC. OR PFIZER INC. DELIVERY TO ANY OF SUCH OTHER PERSONS WILL NOT CONSTITUTE A VALID DELIVERY.

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